Exhibit 99.1

NEWS RELEASE For further information, contact Kent Henschen, Director – Corporate Communications Tel: 414-768-4626 Fax: 414-768-4474 khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS

FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2008

South Milwaukee, Wisconsin – July 24, 2008 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter and six months ended June 30, 2008.

Operating Results

The net assets acquired and results of operations of DBT GmbH (“DBT”) since the May 4, 2007 date of acquisition are included in Bucyrus’ financial information presented below. As a result, the financial results for the second quarter and six months ended June 30, 2008 are not necessarily comparative to the results for the second quarter and six months ended June 30, 2007 and may not be indicative of future results. Bucyrus now has two reportable segments: surface mining and underground mining. Prior to the acquisition of DBT, all of Bucyrus’ operations were in surface mining.

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Dollars in thousands, except per share amounts)
Sales	$621,008	$374,801	$1,137,989	$565,162
Cost of products sold	446,912	278,504	822,308	416,787

Gross profit	174,096	96,297	315,681	148,375
Selling, general and administrative expenses	59,383	41,687	118,864	62,805
Research and development expenses	10,359	4,614	18,510	7,162
Amortization of intangible assets	4,610	4,452	11,031	4,898

Operating earnings	99,744	45,544	167,276	73,510
Interest expense - net	6,583	6,217	12,497	7,454
Other expense	769	600	1,536	865

Earnings before income taxes	92,392	38,727	153,243	65,191
Income tax expense	30,075	10,965	49,845	19,566

Net earnings	$62,317	$27,762	$103,398	$45,625

Net earnings per share:

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Basic:
Net earnings per share	$0.84	$0.40	$1.39	$0.69
Weighted average shares	74,342,810	68,749,332	74,333,624	65,721,758
Diluted:
Net earnings per share	$0.83	$0.40	$1.37	$0.69
Weighted average shares	75,272,435	69,406,916	75,238,982	66,328,538
Other Financial Data:
EBITDA (1)	$114,022	$57,684	$196,960	$89,844

Non-cash stock compensation expense (2)	$2,157	$1,365	$3,979	$3,057
Severance expenses (3)	910	757	1,190	1,230
Loss on sale of fixed assets (4)	5	205	565	300
Inventory fair value adjustment charged to cost of products sold (5)	3,229	5,631	12,088	5,631

	$6,301	$7,958	$17,822	$10,218

(1)	EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America (“GAAP”) as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects severance and early retirement expenses for personnel changes in the ordinary course.
(4)	Reflects losses on the sale of fixed assets in the ordinary course.
(5)	In connection with the acquisition of DBT, inventories purchased were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.

EBITDA Reconciliation (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Net earnings	$62,317	$27,762	$103,398	$45,625
Interest expense - net	6,583	6,217	12,497	7,454
Income tax expense	30,075	10,965	49,845	19,566
Depreciation	9,983	7,688	18,653	11,436
Amortization	5,064	5,052	12,567	5,763

EBITDA	114,022	57,684	196,960	89,844

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Changes in assets and liabilities	(84,056)	(38,273)	7,578	(53,330)
Non-cash stock compensation expense	2,157	1,365	3,979	3,057
Loss on sale of fixed assets	5	205	565	300
Interest expense - net	(6,583)	(6,217)	(12,497)	(7,454)
Income tax expense	(30,075)	(10,965)	(49,845)	(19,566)

Net cash provided by (used in) operating activities	$(4,530)	$3,799	$146,740	$12,851

Consolidated Balance Sheets (Unaudited)

	June 30, 2008	December 31, 2007
	(Dollars in thousands)
Assets
Cash and cash equivalents	$140,483	$61,112
Receivables - net	500,544	416,584
Inventories - net	578,373	494,425
Deferred income taxes	39,054	33,630
Prepaid expenses and other	34,480	41,038

Total current assets	1,292,934	1,046,789

Goodwill	320,255	317,238
Intangible assets - net	234,841	245,836
Deferred income taxes	3,425	3,498
Other assets	40,809	44,448

Total other assets	599,330	611,020

Property, plant and equipment - net	444,643	410,403

Total assets	$2,336,907	$2,068,212

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$356,052	$295,972
Liabilities to customers on uncompleted contracts and warranties	282,504	158,390
Income taxes	52,433	55,086
Current maturities of long-term debt and other short-term obligations	9,230	9,348

Total current liabilities	700,219	518,796

	June 30, 2008	December 31, 2007
Postretirement benefits	16,883	16,007
Deferred income taxes	50,031	50,920
Pension and other	152,016	144,918

Total long-term liabilities	218,930	211,845

Long-term debt, less current maturities	513,533	526,721

Common stockholders’ investment	904,225	810,850

Total liabilities and common stockholders’ investment	$2,336,907	$2,068,212

Segment Information (Unaudited)

Quarter Ended June 30, 2008

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$301,779	$64,259	$5,488	$18,654	$978,881
Underground mining	319,229	44,298	8,790	4,488	1,358,026

Total operations	621,008	108,557	14,278	23,142	2,336,907
Corporate	N/A	(8,813)	N/A	N/A	N/A

Consolidated total	$621,008	99,744	14,278	$23,142	$2,336,907

Interest expense - net		6,583
Other expense		769	769

Earnings before income taxes		$92,392	$15,047

Quarter Ended June 30, 2007

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$213,595	$36,126	$4,521	$17,564	$726,697
Underground mining	161,206	11,466	7,619	3,208	1,418,526

Total operations	374,801	47,592	12,140	20,772	2,145,223
Corporate	N/A	(2,048)	N/A	N/A	N/A

Consolidated total	$374,801	45,544	12,140	$20,772	$2,145,223

Interest expense - net		6,217
Other expense		600	600

Earnings before income taxes		$38,727	$12,740

Six Months Ended June 30, 2008

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$585,837	$118,603	$10,080	$34,243	$978,881
Underground mining	552,152	63,547	19,604	10,084	1,358,026

Total operations	1,137,989	182,150	29,684	44,327	2,336,907
Corporate	N/A	(14,874)	N/A	N/A	N/A

Consolidated total	$1,137,989	167,276	29,684	$44,327	$2,336,907

Interest expense - net		12,497
Other expense		1,536	1,536

Earnings before income taxes		$153,243	$31,220

Six Months Ended June 30, 2007

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$403,956	$64,092	$8,715	$32,387	$726,697
Underground mining	161,206	11,466	7,619	3,208	1,418,526

Total operations	565,162	75,558	16,334	35,595	2,145,223
Corporate	N/A	(2,048)	N/A	N/A	N/A

Consolidated total	$565,162	73,510	16,334	$35,595	$2,145,223

Interest expense - net		7,454
Other expense		865	865

Earnings before income taxes		$65,191	$17,199

Sales consisted of the following:

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$139,069	$85,734	62.2%	$282,077	$164,104	71.9%
Aftermarket parts and service	162,710	127,861	27.3%	303,760	239,852	26.6%

	301,779	213,595	41.3%	585,837	403,956	45.0%

Underground mining:
Original equipment	185,500	103,282	79.6%	326,616	103,282	216.2%
Aftermarket parts and service	133,729	57,924	130.9%	225,536	57,924	289.4%

	319,229	161,206	98.0%	552,152	161,206	242.5%

Total:
Original equipment	324,569	189,016	71.7%	608,693	267,386	127.6%
Aftermarket parts and service	296,439	185,785	59.6%	529,296	297,776	77.7%

	$621,008	$374,801	65.7%	$1,137,989	$565,162	101.4%

The overall increase in surface mining sales was attributable to the high demand for Bucyrus’ products and services throughout the world and the positive impact of recently completed capacity improvements at Bucyrus’ principal surface mining manufacturing facility in South Milwaukee, Wisconsin. The high demand for Bucyrus’ products and services continues to be driven by high international commodity prices and strong markets for commodities mined by Bucyrus machines. The increase in surface mining original equipment sales for the quarter and six months ended June 30, 2008 was in electric mining shovels and draglines. Surface mining aftermarket parts and service sales for the second quarter and six months ended June 30, 2008 increased in nearly all worldwide markets compared to the same periods last year. The expansion of Bucyrus’ South Milwaukee, Wisconsin surface mining manufacturing facilities is substantially complete, which will allow for annual shovel production capacity of 24 machines and almost doubled manufactured parts capacity from 2006 levels. Underground mining sales for the second quarter of 2008 increased from recent quarters primarily due to strong original equipment new orders in the fourth quarter of 2007 and first quarter of 2008. The lack of steel availability in the first quarter on these new orders has been resolved through changes in ordering policies. Market conditions are strong in Eastern Europe and India, which more than offsets the reductions occurring in China due to local sourcing.

Gross profit for the second quarter of 2008 was $174.1 million, or 28.0% of sales, compared to $96.3 million, or 25.7% of sales, for the second quarter of 2007. Gross profit for the six months ended June 30, 2008 was $315.7 million, or 27.7% of sales, compared to $148.4 million, or 26.3% of sales, for the six months ended June 30, 2007. Gross profit was reduced by purchase accounting adjustments as a result of the acquisition of DBT in 2007 as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Purchase accounting adjustments	$3,144	$6,166	$11,891	$6,166
Gross margin reduction (percentage points)	0.5	1.6	1.1	1.0

The increase in gross profit was primarily due to the acquisition of DBT and increased surface mining sales. For the second quarter and six months ended June 30, 2008, gross margins on surface mining original equipment and aftermarket parts and services were improved from the comparable periods in 2007. Gross margin on underground mining equipment for the second quarter of 2008 declined from the first quarter of 2008 due to the mix of original equipment sales, although underground mining equipment gross margin for the six months ended June 30, 2008 continued to exceed 2007 gross margins.

Selling, general and administrative expenses for the second quarter of 2008 were $59.4 million, or 9.6% of sales, compared to $41.7 million, or 11.1% of sales, for the second quarter of 2007 and $59.5 million, or 11.5% of sales, for the first quarter of 2008. These expenses for the six months ended June 30, 2008 were $118.9 million, or 10.4% of sales, compared to $62.8 million, or 11.1% of sales, for the six months ended June 30, 2007. The increase in expenses in 2008 was primarily due to the acquisition of DBT.

Operating earnings were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining	$64,259	$36,126	77.9%	$118,603	$64,092	85.1%
Underground mining	44,298	11,466	286.3%	63,547	11,466	454.2%

Total operations	108,557	47,592	128.1%	182,150	75,558	141.1%
Corporate	(8,813)	(2,048)	330.3%	(14,874)	(2,048)	626.3%

Consolidated total	$99,744	$45,544	119.0%	$167,276	$73,510	127.6%

The increase in operating earnings for the second quarter and six months ended June 30, 2008 was primarily due to the acquisition of DBT and increased gross profit resulting from increased surface mining sales volume. Operating earnings for underground mining operations were reduced by amortization of purchase accounting adjustments related to the acquisition of DBT of $7.4 million and $21.7 million for the second quarter and six months ended June 30, 2008, respectively, compared to $10.5 million for the quarter and six months ended June 30, 2007.

Net interest expense for the second quarter and six months ended June 30, 2008 was $6.6 million and $12.5 million, respectively, compared to $6.2 million and $7.5 million for the second quarter and six months ended June 30, 2007. The increase in net interest expense in 2008 was due to increased debt levels related to the financing of the acquisition of DBT.

Net earnings for the second quarter of 2008 were $62.3 million, or $0.84 per share, compared to $27.8 million, or $0.40 per share, for the second quarter of 2007. Net earnings for the six months ended June 30, 2008 were $103.4 million, or $1.39 per share, compared to $45.6 million, or $0.69 per share, for the six months ended June 30, 2007. Net earnings were reduced (increased) by amortizations of purchase accounting adjustments related to the acquisition of DBT as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Inventory fair value adjustment charged to cost of product sold	$3,229	$5,631	$12,088	$5,631
Amortization of intangible assets	4,462	3,988	10,258	3,988
Depreciation of fixed assets	(327)	850	(682)	850

Operating earnings	7,364	10,469	21,664	10,469
Income tax expense	2,293	4,066	7,075	4,066

Total	$5,071	$6,403	$14,589	$6,403

EBITDA was as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
EBITDA	$114,022	$57,684	97.7%	$196,960	$89,844	119.2%
EBITDA as a percent of sales	18.4%	15.4%	19.5%	17.3%	15.9%	8.8%

EBITDA is defined as net earnings before interest income, interest expense, income taxes, depreciation and amortization. EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on sales of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the Other Financial Data table beneath the Consolidated Condensed Statements of Earnings. EBITDA is a measurement not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. For a reconciliation of net earnings as reported in the Unaudited Consolidated Statements of Earnings to EBITDA and a reconciliation of net cash provided by operating activities as reported in the Unaudited Consolidated Statements of Cash Flows to EBITDA, see the EBITDA Reconciliation table above.

Capital expenditures for the first six months of 2008 were $44.3 million, which included $16.0 million related to the expansion and additional renovation of Bucyrus’ South Milwaukee facilities. Bucyrus’ capital expenditures for 2008 are expected to be between $90 million and $100 million.

Backlog as of June 30, 2008 and December 31, 2007, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	June 30, 2008	December 31, 2007	% Change
	(Dollars in thousands)
Surface mining:
Total	$1,293,913	$804,781	60.8%
Next 12 months	$842,397	$579,448	45.4%
Underground mining:
Total	$878,891	$636,473	38.1%
Next 12 months	$785,120	$551,923	42.3%
Total:
Total	$2,172,804	$1,441,254	50.8%
Next 12 months	$1,627,517	$1,131,371	43.9%

A portion of the surface mining backlog as of June 30, 2008 and December 31, 2007 was related to multi-year contracts that will generate revenue in future years.

New orders were as follows:

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$194,390	$158,222	22.9%	$455,180	$298,512	52.5%
Aftermarket parts and service	265,080	112,389	135.9%	619,789	205,323	201.9%

	459,470	270,611	69.8%	1,074,969	503,835	113.4%

Underground mining:
Original equipment	144,007	127,264	13.2%	497,115	127,264	290.6%
Aftermarket parts and service	173,071	62,263	178.0%	297,455	62,263	377.7%

	317,078	189,527	67.3%	794,570	189,527	319.2%

Total:
Original equipment	338,397	285,486	18.5%	952,295	425,776	123.7%
Aftermarket parts and service	438,151	174,652	150.9%	917,244	267,586	242.8%

	$776,548	$460,138	68.8%	$1,869,539	$693,362	169.6%

Included in surface mining aftermarket parts and service new orders for the quarter and six months ended June 30, 2008 were $70.0 and $278.7 million, respectively, related to multi-year contracts that will generate revenue in future years.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, July 25, 2008. Interested parties should call (888) 680-0890 ((617) 213-4857 for international callers), participant passcode 38099036. A replay of the call will be available until August 8, 2008 at (888) 286-8010 ((617) 801-6888 internationally), passcode 75694281. The conference call will also be available as a web cast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until August 25, 2008.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	the ability to attract and retain skilled labor;

•	production capacity;

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, interest rates, customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the highly competitive nature of the mining industry;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at Bucyrus, its customers, suppliers or providers of transportation;

•	the ability to satisfy under-funded pension obligations;

•	the ability to effectively and efficiently integrate the operations of DBT and to realize expected levels of sales and profit from this acquisition;

•	potential risks, material weaknesses in financial reporting and liabilities of DBT unknown to Bucyrus;

•	dependence on the commodity price of coal and other conditions in the coal markets;

•	reliance on significant customers;

•	experience in the underground mining business, which is less than some of Bucyrus’ competitors; and

•	increased levels of debt and debt service obligations relating to the acquisition of DBT.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2007 Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.